                                                                   Exhibit 10.14
                            PRUDENTIAL SUPPLEMENTAL
                             EMPLOYEE SAVINGS PLAN


                       (effective as of January 1, 2001)


     The Prudential Supplemental Employee Savings Plan (the "Plan") has been established by The Prudential Insurance Company of America, effective January 1, 2001 (the "Effective Date"), for the purpose of providing unfunded benefits for certain eligible employees (and their beneficiaries) that are in excess of the limits on contributions to the Prudential Employee Savings Plan ("PESP") imposed by either Sections 401(a)(17) and 415(c)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     The portion of the Plan that provides unfunded benefits in excess of the limits imposed by Section 415(c)(1)(A) of the Code (the "Code Contribution Limit," as hereafter defined) is intended to be, and shall be administered as, an "excess benefit plan" within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The remainder of the Plan is intended to be, and shall be administered as, an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of ERISA.

     This Plan is an amendment and restatement of The Prudential Insurance Company of America Defined Contribution Excess Program, The Prudential Insurance Company of America Non-Qualified Deferred Compensation Plan, and The Prudential Insurance Company of America Supplemental Savings Program (also known as The Prudential Insurance Company of America Supplemental Executive Savings Plan), each as maintained by The Prudential Insurance Company of America prior to the Effective Date (collectively, the "Prior Programs"). Amounts credited, but not yet paid under the Prior Programs prior to the Effective Date shall be paid, administered, and continue to accrue interest pursuant to the terms of this Plan.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     The following terms shall have the meanings hereinafter set forth. Other terms that are capitalized in this Plan and that are not defined below shall be defined in the same manner as they are defined in PESP.

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     1.1 "Account" means the recordkeeping account maintained for a Participant under the Plan to credit a Participant with the amounts that he or she may become entitled under the terms of Article III of the Plan. For internal recordkeeping purposes only, each Participant's Account may be subdivided into various subaccounts by the Company, in its discretion.

     1.2 "Board of Directors" means the Board of Directors of the Company.

     1.3 "Code" means the Internal Revenue Code of 1986, as amended.

     1.4 "Code Compensation Limit" means the requirement, set forth under Code
Section 401(a)(17), that the annual compensation of each employee taken into account under a qualified profit sharing or retirement plan and trust for any year cannot exceed $150,000 annually, adjusted for inflation.

     1.5 "Code Contribution Limit" means the requirement, set forth under Code
Section 415(c)(1)(A), that contributions made on behalf of any participant under a qualified defined contribution plan and trust for any year cannot exceed $30,000 annually, adjusted for inflation.

     1.6 "Committee" means the Administrative Committee described in PESP, unless otherwise exercised or designated under the provisions of Section 6.1 (b) of the Plan.

     1.7 "Company" means The Prudential Insurance Company of America.

     1.8 "Compensation" means "Earnings" as defined in PESP, except that Compensation shall be computed without regard to the limits imposed by the Code Compensation Limit.

     1.9 "Controlled Group" means the Company and (i) each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes the Company, (ii) each trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of Section 414(c) of the Code, (iii) each organization included in the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, and (iv) each other entity required to be aggregated with the Company pursuant to regulations promulgated under Section 414(o) of the Code. Any such entity shall be treated as part of the Controlled Group only for the period while it is a member of the controlled group or considered to be in a common control group.

     1.10 "Earnings" shall have the meaning set forth in PESP.

     1.11 "Effective Date" means January 1, 2001.

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     1.12 "Eligible Employee" means an Employee who meets the eligibility requirements of Section 2.1 of the Plan.

     1.13 "Employee" means an individual employed by any Employer (including, for these purposes, any individual who is not a common law employee of such Employer) who is also a participant, as of any relevant date, in PESP.

     1.14 "Employer" means the Company or an Affiliate participating in PESP.

     1.15 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.16 "401(a)(17) Deferral" means the amount credited to a Participant's Account under the Plan pursuant to Section 3.4 herein, including amounts credited under the Prior Program called The Prudential Insurance Company of America Non-Qualified Deferred Compensation Plan and interest thereon.

     1.17 "401(a)(17) Matching Contribution" means the amount credited to a Participant's Account under the Plan pursuant to Section 3.5 herein, including contributions credited under the Prior Program called The Prudential Insurance Company of America Supplemental Savings Program and interest thereon.

     1.18 "415 Crossover Matching Contribution" means the amount credited to a Participant's Account under the Plan pursuant to Section 3.3 herein, including contributions credited under the Prior Program called The Prudential Insurance Company of America Defined Contribution Excess Program and interest thereon.

     1.19 "415 Deferral" means the amount credited to a Participant's Account under the Plan pursuant to Section 3.1 herein, including contributions credited under the Prior Program called The Prudential Insurance Company of America Non-Qualified Deferred Compensation Plan and interest thereon.

     1.20 "415 Matching Contribution" means the amount credited to a Participant's Account under the Plan pursuant to Section 3.2 herein, including contributions credited under the Prior Program called The Prudential Insurance Company of America Defined Contribution Excess Program and interest thereon.

     1.21 "Participant" means an Eligible Employee described in Article II who is receiving credits to his or her Account under the Plan pursuant to Article
III. A Participant also includes an Eligible Employee who has previously received credits under the Plan or one of the Prior Programs, but in each case has not received full payment of his or her Account under the Plan or such Prior Programs.

     1.22 "PESP" means the Prudential Employee Savings Plan, as established and effective as of January 1, 1994 and most recently amended and restated effective as of

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January 1, 2001, as the same may be in effect from time to time, including any successor plan.

     1.23 "Plan" means this Prudential Supplemental Employee Savings Plan, as amended from time to time.

     1.24 "Prior Programs" means The Prudential Insurance Company of America Defined Contribution Excess Program, The Prudential Insurance Company of America Non-Qualified Deferred Compensation Plan, and The Prudential Insurance Company of America Supplemental Savings Program (also known as The Prudential Insurance Company of America Supplemental Executive Savings Plan) as in effect from time to time prior to the Effective Date.

     1.25 "Termination of Employment" means an individual's voluntary or involuntary termination of employment with the Controlled Group for any reason, including death. An individual who is receiving short-term disability benefits under the Prudential Welfare Benefits Plan shall be deemed to have incurred a Termination of Employment on the date such benefits are exhausted, unless such individual has returned to work within the Controlled Group.

                                  ARTICLE II

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

     2.1   Eligibility.
           -----------

       (a) Prior Programs: Each Employee whose (i) After-Tax or Before-Tax
           --------------
Contributions (and any related Company Matching Contributions that may be allocated on his or her behalf to PESP) could not be made by reason of the limits on contributions contained in PESP for the purpose of satisfying the Code Contribution Limit and/or (ii) Compensation for purposes of determining the amount of After-Tax or Before-Tax Contributions (and any related Company Matching Contributions that may be allocated on his or her behalf to PESP) was limited by reason of the Code Compensation Limit shall be deemed to be an "Eligible Employee" for purposes of participating in the Prior Programs.

       (b) Eligibility Requirements Effective for Plan Year 2001 and Beyond:
           ----------------------------------------------------------------
Each Employee whose

           (i) (A) Before-Tax or Company Matching Contributions to PESP cannot be made by reason of the limits on contributions contained in PESP for the purpose of satisfying the Code Contribution Limit and/or (B) Compensation for purposes of determining the amount of Before-Tax or Company Matching Contributions that may be allocated on his or her behalf to PESP is limited by reason of the Code Compensation Limit; and

          (ii) as of the time that either the Code Compensation Limit or Code Contribution Limit is reached, is either deferring Earnings under PESP or has either (A) been precluded from continuing to defer Earnings in any Plan Year under PESP due to the operation of the limitation on contributions of elective deferrals under Section 402(g) of the Code and/or the Code nondiscrimination test on contributions of elective deferrals under Code Section 401(k)(3) or (B) been precluded from receiving Company Matching Contribution under PESP in any Plan Year because of the operation of the nondiscrimination test on Company Matching Contributions under Code Section 401(m)(2);

shall be deemed to be an "Eligible Employee" for purposes of participating in the Plan.

     2.2  Election to Participate in the Plan.
          -----------------------------------

      (a) General. Each Eligible Employee (and each individual participating in
          -------
PESP who could become an Eligible Employee during the following Plan Year because of increases in Compensation or the application of the Code Contribution Limit) may elect to participate in the Plan during the following Plan Year, but only if such election is made in writing and received by the Committee, or its designee, prior to the beginning of the following Plan Year.

      (b) "Late" Elections. Notwithstanding the provisions of Section 2.2(a)
           ---------------
above, each individual who (i) becomes eligible to participate in PESP or otherwise becomes an Eligible Employee for the first time after the beginning of a Plan Year, or (ii) who again becomes an Eligible Employee after a period of ineligibility for any reason (but not within the same Plan Year), may elect to participate in the Plan during the remainder of such Plan Year, but only if such election is made in writing and received by the Committee, or its designee, no later than 30 days after the date he or she first becomes an Eligible Employee.

      (c) Election is Irrevocable. An election made under this Section 2.2 may
          -----------------------
not be revoked by the Participant once a Plan Year has commenced (or if the election is made under Section 2.2(b), once the election form is received by the Committee or its designee within such 30 day period) and shall remain in force until the last day of the Plan Year (or, if earlier, the Participant's Termination of Employment in such Plan Year).

      (d) Annual Elections Required; Form of Election. A new election to
          -------------------------------------------
participate must be filed for each Plan Year, in a form and manner specified by the Committee or its designee.

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     2.3  Date Participation Commences. Effective for Plan Years beginning on or
          ----------------------------
after January 1, 2001, each Eligible Employee who has elected to participate shall become a Participant and commence participation under Sections 3.1 through
3.5 of the Plan during the first payroll period during a Plan Year at the earliest to occur of (a) the Eligible Employee's Compensation first exceeds the limit imposed by the Code Compensation Limit or (b) the inability of the
Eligible Employee's Before-Tax or Company Matching Contributions to PESP to be made by reason of the limits on contributions contained in PESP for the purpose of satisfying the Code Contribution Limit; provided, however, that in either
                                           --------  -------
case such Eligible Employee must have filed a valid payroll deduction election under PESP related to such Plan Year in order for any amounts to be credited to an Eligible Employee under the Plan. Once an Eligible Employee commences participation in the Plan by reason of the Code Contribution Limit or the Code Compensation Limit in a particular Plan Year, such Participant shall have his benefits calculated under the Plan only by reference to such particular Limit for such year.


                                  ARTICLE III

                                 CONTRIBUTIONS
                                 -------------

     3.1  415 Deferral. Each Participant's Compensation for a Plan Year shall be
          ------------
reduced on a pre-tax basis by the amount of 415 Deferral credited to such Participant under the Plan for the Plan Year, determined as follows:

       (a) (a) Prior Programs. The amount of 415 Deferral credited to a
               --------------
Participant's Account under the Prior Programs was equal to a percentage of the Participant's Earnings (up to three percent (3%)) that would have been allocated to PESP but for the application of the Code Contribution Limit for such Plan Year.

       (b) 415 Deferral Requirements Effective Plan Year 2001. Effective for
           --------------------------------------------------
Plan Years beginning on or after January 1, 2001, the amount of 415 Deferral that may be credited to a Participant's Account will be equal to a percentage of the Participant's Earnings that would have been allocated to PESP on the Participant's behalf as Before-Tax Contributions but for the application of the Code Contribution Limit for such Plan Year. Such percentage (up to four percent (4%)) of Earnings shall be selected at the direction of the Participant (in a form specified by the Committee or its designee).

     3.2   415 Matching Contribution. The amount of 415 Matching Contribution
           -------------------------
that shall be credited to a Participant's Account for any Plan Year shall be equal to the amount of 415 Deferral, if any, credited to his or her Account for the same Plan Year under Section 3.1 herein; provided, however, that if a
                                             --------  -------
Participant's Earnings are not reduced by 415 Deferral during the last month of the Plan Year due to the Employer's failure to timely commence payroll deductions, such Participant shall still be credited with 415 Matching Contribution in the amount that would have been credited if such 415 Deferral had been timely deducted from the Participant's paycheck.

     3.3  415 Crossover Matching Contributions. Each Participant shall have
          ------------------------------------
credited to his or her Account for a Plan Year an amount, if any, equal to the excess of (a) over (b) below:

     (a) The amount of Company Matching Contributions that would have been allocated to the PESP Company Matching Contribution Account of the Participant for the Plan Year if such Company Matching Contributions had been computed without regard to the limits imposed by the Code Contribution Limit; less

     (b) The amount of the Company Matching Contributions actually allocated to the PESP Company Matching Account of the Participant for the Plan Year;

provided, however, that in the event contributions cannot be made by the
--------  -------
Participant to PESP because of the Code Contribution Limit in a particular Plan Year, no 415 Crossover Matching Contributions shall be credited to the Participant's Account in respect of such contributions for a Plan Year under this Section 3.3 (and may only be credited to the extent permitted under Section
3.2 above).

     3.4  401(a)(17) Deferral. Each Participant's Compensation for a Plan Year
          -------------------
shall be reduced on a pre-tax basis by the amount of the 401(a)(17) Deferral credited to such Participant under the Plan for the Plan Year, determined as follows:

      (a) Prior Programs. The amount of 401(a)(17) Deferral credited to a
          --------------
Participant's Account for any Plan Year under the Prior Programs was equal to a percentage of the Participant's Earnings (up to three percent (3%)) that would have been allocated to PESP but for the application of the Code Compensation Limit for such Plan Year.

      (b) 401(a)(17) Deferral Requirements Effective Plan Year 2001. Effective
          ---------------------------------------------------------
for Plan Years beginning on or after January 1, 2001, the amount of 401(a)(17) Deferral that may be credited to a Participant's Account will be equal to a percentage of the Participant's Earnings that would have been allocated to PESP on the Participant's behalf as Before-Tax Contributions but for the application of the Code Compensation Limit for such Plan Year. Such percentage (up to four percent (4%) of Earnings shall be selected at the direction of the Participant (in a form specified by the Committee or its designee).

     3.5  401(a)(17) Matching Contribution. The amount of 401(a)(17) Matching
          --------------------------------
Contribution that shall be credited to a Participant's Account for any Plan Year shall be equal to the amount of 401(a)(17) Deferral, if any, credited to his or her Account for the same Plan Year under Section 3.4 herein; provided, however,
                                                             --------  -------
that if a Participant's Earnings are not reduced by 401(a)(17) Deferral during the last month of the Plan Year due to the Employer's failure to timely commence payroll deductions, such Participant shall still be credited with 401(a)(17) Matching Contribution in the amount that would have been credited if such 401(a)(17) Deferral had been timely deducted from the Participant's paycheck.

     3.6  Vesting. A Participant shall be fully vested in all amounts credited
          -------
to his or her Account under the Plan (including, but not limited to, amounts credited to his or her Account under the terms of the Prior Plans).

     3.7  No Impact on Other Benefits. Amounts credited to a Participant's
          ---------------------------
Account under this Article III shall not be included in a Participant's Compensation for purposes of calculating benefits under any other program, plan or arrangement sponsored by an Employer, unless such program, plan or arrangement expressly provides that such amount credited to a Participant under this Plan shall be included.


                                  ARTICLE IV

                    VALUATION AND INTEREST ON CONTRIBUTIONS
                    ---------------------------------------

     4.1  Crediting of Contributions. 415 Deferral, 415 Matching Contribution,
          --------------------------
415 Crossover Matching Contributions, 401(a)(17) Deferral, and 401(a)(17) Matching Contribution shall be credited to a Participant's Account as soon as practicable after the end of each payroll period, and at the same time such amount would have been contributed to the Participant's respective PESP Accounts.

     4.2  Interest. Amounts credited to a Participant's Account shall begin to
          --------
accrue interest on the date such amounts are credited under the Plan and continue to accrue interest until the date such amounts are distributed to the Participant. Interest shall be computed at a rate equal to the interest rate credited to The Prudential Fixed Rate Fund under PESP. The Company reserves the right to change the interest rate for future periods at any time by amendment to the Plan.

     4.3  Valuation. A Participant's Account under the Plan shall be valued
          ---------
(including the crediting of interest under section 4.2 herein) daily.


                                   ARTICLE V

                           PAYMENT OF PLAN BENEFITS
                           ------------------------

     5.1  General Provision. Except as provided in Section 5.2 herein, a
          -----------------
Participant's Account shall be paid to such Participant in a lump sum within sixty (60) days following his or her Termination of Employment, or as soon as practicable thereafter; provided that, upon the death of a Participant, such
                        -------- ----
Account shall to the extent
remaining unpaid, be paid to such Participant's Beneficiary as designated or otherwise determined under PESP in a lump sum within sixty (60) days following the Participant's death, or as soon as practicable thereafter.

     5.2 5.2 Incapacity of Recipient. If a Participant or other beneficiary
             -----------------------
entitled to a distribution under the Plan is living under guardianship or conservatorship, distributions payable under the terms of the Plan to such Participant or beneficiary shall be paid to the appointed guardian or conservator and such payment shall be a complete discharge of any liability of the Company or any other Employer under the Plan.


                                  ARTICLE VI

                          ADMINISTRATION OF THE PLAN
                          --------------------------

     6.1  Administration of the Plan.
          --------------------------

      (a) The Plan shall be administered by the Committee. The Committee shall maintain such procedures and records as will enable the Committee to determine the Participants and their beneficiaries who are entitled to receive a benefit under the Plan and the amounts thereof.

      (b) The Executive Vice President of Human Resources of the Company may, in his or her sole discretion, (i) exercise the authority of the Committee and act as the Committee in administering the Plan, or (ii) designate either the Vice President - Total Compensation, or the Vice President - Employee Benefits of the Company to exercise the authority of the Committee and act as the Committee in administering the Plan on his or her behalf.

     6.2  General Powers of Administration.
          --------------------------------

      (a) The Committee or its designee shall have the exclusive right, power and authority to interpret, in its sole discretion, any and all of the provisions of the Plan; and to consider and decide conclusively any questions (whether of fact or otherwise) arising in connection with the administration of the Plan or any ultimate claim for benefits arising under the Plan. The Appeals Committee (as defined under PESP) shall be responsible for the claims and appeals procedures under this Plan, subject to the ultimate review of the Committee or its designee. Any decision or action of the Committee shall be conclusive, final and binding.

      (b) Provisions set forth in PESP with respect to the claims and appeals procedures, and immunities of the Appeals Committee (as defined in PESP), shall also be applicable with respect to the Plan.

     6.3 Beneficiary Designation. Any designation by a Participant of a
         -----------------------
beneficiary under PESP, or determination of a beneficiary under PESP, shall also apply for purposes of this Plan.


                                  ARTICLE VII

                           AMENDMENT AND TERMINATION
                           -------------------------

     7.1 Amendment and Termination.
         -------------------------

      (a) The Company reserves the right to amend or terminate the Plan in any respect and at any time, and may do so pursuant to a written resolution of the Compensation Committee of the Board of Directors; provided, however, that (i) no
                                                  --------  -------
amendment or termination of the Plan shall directly or indirectly reduce the amount credited to any Participant's Account under the Plan as of the adoption of such amendment or termination of the Plan (or, if later, the effective date of such amendment or termination of the Plan) and (ii) with respect to any acceleration of payments from the Plan to Participants (or their beneficiaries) that may be provided for by the Compensation Committee of the Board of Directors in accordance with the provisions of Section 7.2, no such acceleration of payments shall be deemed a direct or indirect reduction of amounts credited to any Participant's Account for these purposes.

      (b) The Executive Vice President of Human Resources of the Company may adopt minor amendments to the Plan without approval by the Compensation Committee of the Board of Directors that (i) are necessary or advisable for purposes of compliance with applicable laws and regulations, (ii) relate to administrative practices, or (iii) have an insubstantial financial effect on Plan benefits and expenses.

     7.2  Effect of Termination. Upon termination of the Plan, distribution of
          ---------------------
each Participant's Account under the Plan shall be made to the Participant (or his or her beneficiary) in the manner and at the time described in Article [V] of the Plan unless the resolution of the Compensation Committee of the Board of Directors specifies another time and manner of distribution. No additional contributions shall be credited under the Plan, but interest shall continue to be credited hereunder until the full amount has been distributed to the Participant (or his or her beneficiary).

                                 ARTICLE VIII

                              GENERAL PROVISIONS
                              ------------------


     8.1  Participant's Rights Unsecured and Unfunded. This Plan is both an
          -------------------------------------------
"excess benefit Plan" (as defined under ERISA Section 3(36)) and an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly-compensated employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore is exempt from the provisions of Parts 2,3 and 4 of Title I of ERISA. Accordingly, no assets of the Company shall be segregated or earmarked to represent the liability for accrued benefits under the Plan. Amounts referenced in Participant Account statements are only recordkeeping devices reflecting such liability for accrued benefits. The right of a Participant (or his or her Beneficiary) to receive a payment hereunder shall be an unsecured claim against the general assets of the Company. All payments under the Plan shall be made from the general funds of the Company. The Company is not required to set aside money or any other property to fund its obligations under the Plan, and all amounts that may be set aside by the Company prior to the distribution of Account balances under the terms of the Plan remain the property of the Company.

     Notwithstanding the foregoing, nothing in this Section 8.1 shall preclude the Company, in its sole discretion, after the Effective Date from establishing a "rabbi trust" or other vehicle in connection with the operation of this Plan, provided that no such action shall cause the Plan to fail to be an unfunded plan designed to satisfy the requirements of ERISA Section 3(36) or provide deferred compensation benefits for a select group of management or highly-compensated employees for purposes within the meaning of Title I of ERISA.


     8.2  No Guarantee of Benefits. Nothing contained in the Plan shall
          ------------------------
constitute a guaranty by an Employer or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

     8.3  No Enlargement of Employee Rights. Participation in the Plan shall not
          ---------------------------------
be construed to give any Participant the right to be retained in the service of any Employer.

     8.4  Non-Alienation Provision. No interest of any person or entity in, or
          ------------------------
right to receive a benefit or distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     8.5  Applicable Law. The Plan shall be construed and administered under the
          --------------
laws of the State of New Jersey, except to the extent that such laws are preempted by ERISA.

     8.6  Taxes. To the extent required by law, amounts accrued under the Plan
          -----
shall be subject to federal social security and unemployment taxes during the year the services giving rise to such amounts were performed (or, if later, when the amounts are both determinable and not subject to a substantial risk of forfeiture). The Company shall withhold from any payments made pursuant to the Plan such amounts as may be required by federal, state or local law.

     8.7  Excess Payments. If the compensation, years of service, age, or any
          ---------------
other relevant fact relating to any person is found to have been misstated, the Plan benefit payable by the Company to a Participant or beneficiary shall be the Plan benefit which would have been provided on the basis of the correct information. Any excess payments due to such misstatement, or due to any other mistake of fact or law, shall be refunded to the Company or withheld by it from any further amounts otherwise payable under the Plan.

     8.8  Data. Each Participant or beneficiary shall furnish the Committee with
          ----
all proofs of dates of birth and death and proofs of continued existence necessary for the administration of the Plan, and the Company shall not be liable for the fulfillment of any Plan benefits in any way dependent upon such information unless and until the same shall have been received by the Committee in form satisfactory to it.

     8.9  Usage of Terms and Headings. Words in the masculine gender shall
          ---------------------------
include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings are included for ease of reference only, and are not to be construed to alter the terms of the Plan.


     IN WITNESS WHEREOF, the undersigned, pursuant to the authorization granted to her by the Compensation Committee of the Board of Directors on January 9, 2001, hereby establishes the Prudential Supplemental Employee Savings Plan, effective as of January 1, 2001.


                                       ---------------------------
                                       Michele S. Darling
                                       Executive Vice President, Human Resources
                                       The Prudential Insurance Company
                                          of America

Date: ______________